Exhibit 99.1

Banks.com, Inc. Reports Second Quarter 2011 Financial Results

SAN FRANCISCO – August 15, 2011 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced results for the three and six months ended June 30, 2011.

Financial Highlights

For the second quarter of 2011, Banks.com, Inc. (“Banks.com”) reported revenue of $1.4 million compared to revenue of $2.9 million reported for second quarter 2010. GAAPi net loss was $284 thousand or $0.01 per diluted share versus GAAP net loss of $231 thousand or $0.01 per diluted share reported for the second quarter of 2010. Adjusted EBITDAii was $175 thousand for the second quarter of 2011 compared to Adjusted EBITDA of $159 thousand for the second quarter of 2010.

For the six months ended June 30, 2011, Banks.com reported revenue of $3.4 million compared to revenue of $7.1 million reported for the six months ended June 30, 2010. GAAP net loss was $223 thousand or $0.01 per diluted share versus GAAP net income of $66 thousand or break even per diluted share reported for the six months ended June 30, 2010. Adjusted EBITDA was $737 thousand for the six months ended June 30, 2011 compared to Adjusted EBITDA of $1.5 million for the six months ended June 30, 2010.

“Our acquisition of FileLater.com helped fuel a 37% year over year increase in tax related revenue in the second quarter. Revenue from our finance related business accounted for 49% of our top line last quarter versus just 28% in the second quarter of 2010 as we continued our evolution away from our legacy search business,” said Dan O’Donnell, Chief Executive Officer of Banks.com. “Year over year Adjusted EBITDA for the second quarter was up 10%, in spite of a 52% reduction in revenue.” O’Donnell continued, “Transitions are not always as seamless as we’d like, but we’ve made substantial progress in that regard and have now set our sights on exiting or outsourcing the search business by year end so we can be singly focused on the finance vertical as we enter 2012.”

Select Business Highlights

•	Increased year over year tax related revenue for the second quarter by 37%

•	Increased second quarter Adjusted EBITDA by 10%

•	Increased pro forma, year over year, tax extension related revenue by 73%

•	Announced plans to exit or outsource the search business by year end

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its second quarter 2011 results. To listen to the call, dial 866-713-8566 (domestic) or 617-597-5325 (international), passcode 34968417. Questions may be asked during the call, or submitted via email at: stockwatch@banks.com any time prior to the conference call’s starting time. For a replay of the call, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 29126824. Investors may also listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com/corp/investor/webcasts/.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding acquisitions, business estimates, future contracts, future financial performance and results of operations, including cost of revenues, operating expenses, interest expense, net loss and cash flow. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that may cause actual results to differ materially from those projected or suggested in the forward-looking statements may be found in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required or defined by GAAP, nor is the presentation of this financial information intended to be a measure of Banks.com’s profitability to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP, such as net earnings and other consolidated earnings data.

Management recognizes that non-GAAP financial measures have limitations and do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it’s important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation.

About Banks.com

Banks.com, Inc. owns and operates internet media properties including: banks.com, irs.com, filelater.com and mystockfund.com. Our properties provide users with finance-related content and services and vendors with targeted online advertising opportunities. Through banks.com, we provide access to current financial content, including financial news, business articles, interest rates, stock quotes and financial calculators. We also provide users access to tax related services including online tax preparation through irs.com, online tax extensions through filelater.com, and online stock brokerage services through mystockfund.com. In addition to Banks.com, it operates other search related websites including Look.com.

Get up to date information on Mortgage Rates, CD Rates & Home Equity Rates at Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2011	2010

Revenues	$1,416	$2,919

Operating expenses:
Traffic acquisition costs	461	1,324
Depreciation and amortization	402	427
Sales and marketing	144	282
General and administrative	673	1,228

Total operating expenses	1,680	3,261

Loss from operations	(264)	(342)

Other gain	6	—

Interest expense	(26)	(30)

Loss before income taxes	(284)	(372)

Income tax benefit	—	141

Net loss	(284)	(231)

Preferred stock dividends	(8)	(8)

Net loss available to common stockholders	$(292)	$(239)

Basic net loss per common share	$(.01)	$(.01)

Diluted net loss per common share	$(.01)	$(.01)

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2011	2010

Revenues	$3,359	$7,088

Operating expenses:
Traffic acquisition costs	1,013	2,823
Depreciation and amortization	825	876
Sales and marketing	315	642
General and administrative	1,325	2,242

Total operating expenses	3,478	6,583

(Loss) income from operations	(119)	505

Other gain	6	—

Interest expense	(61)	(349)

(Loss) income before income taxes	(174)	156

Income tax expense	(49)	(90)

Net (loss) income	(223)	66

Preferred stock dividends	(15)	(15)

Net (loss) income available to common stockholders	$(238)	$51

Basic net (loss) income per common share	$(.01)	$—

Diluted net (loss) income per common share	$(.01)	$—

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets

Current assets:
Cash	$147	$107
Accounts receivable	600	656
Prepaid expenses and other	159	167
Deferred income taxes	316	316

Total current assets	1,222	1,246

Property and equipment, net	118	277
Domains and other intangibles, net	9,952	10,618
Other assets	95	88
Deferred income taxes	836	890

Total Assets	$12,223	$13,119

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$653	$1,017
Accrued liabilities	305	461
Accrued dividends	75	60
Deferred revenue	4	16
Revolving line of credit	—	106
Notes payable, current portion	165	141

Total current liabilities	1,202	1,801

Notes payable	464	559

Total liabilities	1,666	2,360

Stockholders’ equity:
Preferred stock	3	3
Common stock	26	26
Additional paid-in capital	10,860	10,824
Accumulated deficit	(332)	(94)

Total stockholders’ equity	10,557	10,759

Total Liabilities and Stockholders’ Equity	$12,223	$13,119

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2011	2010

Net loss available to common stockholders	$(292)	$(239)

Preferred stock dividends	8	8

Net loss	(284)	(231)

Income tax benefit	—	(141)

Loss before income taxes	(284)	(372)

Interest expense	26	30

Other gain	(6)	—

Loss from operations	(264)	(342)

Depreciation	69	106

Amortization	333	321

Stock compensation expense	37	74

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$175	$159

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010

Net (loss) income available to common stockholders	$(238)	$51

Preferred stock dividends	15	15

Net (loss) income	(223)	66

Income tax expense	49	90

(Loss) income before income taxes	(174)	156

Interest expense	61	349

Other gain	(6)	—

(Loss) income from operations	(119)	505

Depreciation	159	219

Amortization	666	657

Stock compensation expense	31	134

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$737	$1,515

[i]	Generally accepted accounting principles in the United States of America.
ii

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.